UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: June 16, 2010
PetSmart, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19601 North 27th Avenue, Phoenix, Arizona 85027
(Address of Principal Executive Offices) (Zip Code)
(623) 580-6100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Stockholders of PetSmart, Inc. was held on June 16, 2010. The matters that were voted on at the meeting, and the final voting results as to each such matter, are set forth below.
1.	Election of Directors

	Votes For	Votes Against	Abstentions	Broker Non-votes
Rakesh Gangwal	97,500,125	1,173,942	37,699	8,948,547
Robert F. Moran	97,201,091	1,475,878	34,797	8,948,547
Barbara J. Munder	97,007,865	1,667,890	36,011	8,948,547
Thomas G. Stemberg	96,992,758	1,679,788	39,220	8,948,547
In an uncontested election, nominees must receive a majority of the votes present, in person or represented by proxy, and entitled to vote at the Annual Meeting. The stockholders elected all four director nominees.
2.	Ratification of appointment of Deloitte & Touche LLP as our independent registered accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-votes
106,103,252	1,506,343	50,718	0
3.	Amendment of our Executive Short-Term Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-votes
94,809,278	2,849,160	1,053,328	8,948,547
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.
	By:	/s/ J. Dale Brunk
Dated: June 18, 2010		J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary